UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2021

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2021, Syniverse Corporation (“Syniverse”) and Twilio Inc. (“Twilio”) entered into an amendment (the “Amendment”) to that certain Framework Agreement described in Item 1.01 to Twilio’s Form 8-K filed on March 3, 2021 and filed as Exhibit 10.1 to Twilio’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “Framework Agreement” and, as amended by the Amendment, the “Amended Framework Agreement”), pursuant to which certain terms of the Framework Agreement were amended in connection with, and to conform the Framework Agreement to, the Merger (as defined below) and the terms of the Merger Agreement (as defined below), including by granting Twilio certain consent and other rights with respect to the terms of the Merger Agreement.

Other than as expressly modified pursuant to the Amendment, the Amended Framework Agreement remains in full force and effect as originally executed March 3, 2021. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 16, 2021, Syniverse, Twilio and M-3 Brigade Acquisition II Corp. (“MBAC”) issued a joint press release announcing the entry by Syniverse and MBAC into the Merger Agreement (as defined below). A copy of the press release is hereby furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, along with Exhibit 99.1 attached hereto, are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by Twilio that the information is material or that the dissemination of the information is required by Regulation FD.

Item 8.01	Other Events.

In connection with the Amended Framework Agreement:

Merger Agreement

On August 16, 2021, Syniverse, Blue Steel Merger Sub Inc. (“Merger Sub”) and MBAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Syniverse, with Syniverse being the surviving corporation and a wholly owned subsidiary of MBAC (the “Merger”). The proposed merger is expected to close by the end of 2021, subject to approval by MBAC’s stockholders and other customary closing conditions.

Investor Subscription Agreement

On August 16, 2021, Twilio and MBAC entered into the Twilio Subscription Agreement (the “Investor Subscription Agreement”), pursuant to which Twilio has agreed to, subject to the terms and conditions set forth therein, subscribe for and purchase, and MBAC agreed to issue and sell to Twilio, immediately prior to the closing of the Merger, shares of Class A common stock and, if applicable, shares of the Class C common stock for an aggregate amount of between $500,000,000 and $750,000,000, depending on redemptions by MBAC’s shareholders (the “Twilio Subscription”).

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

2.1	Framework Agreement Letter Agreement

99.1	Press release dated August 16, 2021

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements.

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Amended Framework Agreement, the Merger Agreement and the Investor Subscription Agreement, and the time frame in which these may occur, and resulting ownership structure and related matters. Statements regarding future events are based on the Twilio’s current expectations and are necessarily subject to associated risks related to, among other things, regulatory approvals of the potential transaction or that other conditions to the closing of the potential transaction may not be satisfied, negative effects relating to the announcement of the potential transaction or any further announcements relating to the potential transaction or the consummation of the potential transaction on the market price of Twilio’s shares and/or the business relationships of the parties with third parties, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements referred to above, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Twilio’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Twilio undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

By: /s/ Khozema Shipchandler
Name: Khozema Shipchandler
Title: Chief Financial Officer

Date: August 17, 2021